EXHIBIT 10.1

EXECUTION COPY

FOURTH AMENDMENT, dated as of May 9, 2006 (this “Amendment”), to the Credit Agreement, dated as of March 26, 2002 (as amended by the Amendment dated as of December 31, 2002, the Second Amendment and Waiver dated as of June 7, 2004, the Waiver dated as of June 15, 2005, the Third Amendment dated as of November 8, 2005, and as further amended, supplemented or modified from time to time, the “Credit Agreement”), among ROTECH HEALTHCARE INC., a Delaware corporation (the “Borrower”), the Lenders parties thereto, UBS SECURITIES LLC (formerly known as UBS WARBURG LLC) and GOLDMAN SACHS CREDIT PARTNERS L.P., as joint lead arrangers and joint bookrunners (the “Arrangers”), GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, THE BANK OF NOVA SCOTIA, DEUTSCHE BANK SECURITIES INC. (formerly known as Deutsche Banc Alex. Brown Inc.) and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agents, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent, and UBS AG, STAMFORD BRANCH, as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Lenders have agreed to such amendments upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Credit Agreement, the parties hereto hereby agree as follows:

SECTION 1.    DEFINITIONS.

Unless otherwise defined herein, terms used herein and defined in the Credit Agreement are used herein as therein defined.

SECTION 2.    AMENDMENT.

2.1 Amendment to Section 1.1 (Defined Terms). (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” in its entirety and substituting the following in lieu thereof:

“Applicable Margin”: with respect to (i) Revolving Credit Loans, the rate per annum determined in accordance with the Pricing Grid and (ii) Term Loans prior to the Fourth Amendment Effective Date, (x) 2.00% in the case of Base Rate Loans and (y) 3.00% in the case of Eurodollar Loans and thereafter the rate per annum determined in accordance with the Pricing Grid.

(b) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“Fourth Amendment”: The Fourth Amendment to the Credit Agreement, dated as of May 9, 2006.

“Fourth Amendment Effective Date”: The Amendment Effective Date, as defined in the Fourth Amendment.

2.2 Amendment to Section 7.1(a) (Consolidated Total Leverage Ratio). Section 7.1(a) of the Credit Agreement is hereby amended by deleting the columns captioned “Fiscal Quarter Ending” and “Consolidated Total Leverage Ratio” and substituting therefor the following:

Fiscal Quarter Ending	Consolidated Total Leverage Ratio
March 31, 2006	3.30x
June 30, 2006	4.00x
September 30, 2006	4.35x
December 31, 2006 and thereafter	2.75x

2.3 Amendment to Section 7.1(b) (Consolidated Senior Leverage Ratio). Section 7.1(b) of the Credit Agreement is hereby amended by deleting the columns captioned “Fiscal Quarter Ending” and “Consolidated Senior Leverage Ratio” and substituting therefor the following:

Fiscal Quarter Ending	Consolidated Senior Leverage Ratio
March 31, 2006	1.00x
June 30, 2006	1.00x
September 30, 2006	1.10x
December 31, 2006 and thereafter	1.00x

2.4 Amendment to Section 7.1(c) (Consolidated Interest Coverage Ratio). Section 7.1(c) of the Credit Agreement is hereby amended by deleting the columns captioned “Fiscal Quarter Ending” and “Consolidated Interest Coverage Ratio” and substituting therefor the following:

Fiscal Quarter Ending	Consolidated Interest Coverage Ratio
March 31, 2006	3.25x
June 30, 2006	3.00x
September 30, 2006	2.50x
December 31, 2006 and thereafter	3.50x

2.5 Amendment to Section 7.1(d) (Consolidated Fixed Charge Coverage Ratio). Section 7.1(d) of the Credit Agreement is hereby amended by deleting the columns captioned “Fiscal Quarter Ending” and “Consolidated Fixed Charge Coverage Ratio” and substituting therefor the following:

Fiscal Quarter Ending	Consolidated Fixed Charge Coverage Ratio
March 31, 2006	.90x
June 30, 2006	.90x
September 30, 2006	.95x
December 31, 2006 and thereafter	1.10x

2.6 Amendment to Section 7.7 (Capital Expenditures). Section 7.7 of the Credit Agreement is hereby amended by adding the following at the end of such section:

“In addition to the foregoing, make or commit to make any Capital Expenditure for the fiscal quarter ending June 30, 2006, September 30, 2006 or December 31, 2006 in excess of $15,000,000 in respect of any such quarter.”

2.7 Amendment to Annex A . (a) Annex A of the Credit Agreement is hereby amended by deleting the heading “Pricing Grids for Revolving Credit Loans and Commitment Fees” and substituting therefor “Pricing Grids for Revolving Credit Loans, Commitment Fees and Term Loans”;

(b) Annex A of the Credit Agreement is hereby amended by adding after the last paragraph in Annex A the following:

Moody’s Rating Equivalent of the Senior Secured Bank Credit Facility	Applicable Margin for Term Loans
	Eurodollar Loans	Base Rate Loans
Ba3 or higher	3.00%	2.00%
B1	3.25%	2.25%
B2 or lower	3.50%	2.50%

In each row in the table set forth above, the indicated rating corresponds to that assigned by Moody’s Investors Service, Inc. (“Moody’s”) to the senior secured bank credit facility of the Borrower (the “Index Debt”). (i) If Moody’s shall not have in effect a rating for the Index Debt for any reason (other than by reason of the circumstances referred to in the last sentence of this paragraph), then Moody’s shall be deemed to have established a rating of B2; and (ii) if the ratings established or deemed to have been established by Moody’s for the Index Debt shall be changed, such change shall be effective as of the date on which it is first announced by Moody’s. Each change in the Applicable Margin for Term Loans shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If Moody’s shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from Moody’s; provided that during any such period Moody’s shall be deemed to have established a rating of B2 for the Index Debt.

2.8 Amendment to Section 7.8 (Investments). Section 7.8 of the Credit Agreement is hereby amended by adding the following at the end of such Section:

“Notwithstanding anything in this Section 7.8 to the contrary, the Borrower and its Restricted Subsidiaries shall make no Investments pursuant to Section 7.8(g) unless and until the Borrower has delivered a Compliance Certificate pursuant to Section 6.2(b) of the Credit Agreement that reflects compliance with each of the covenants set forth in Section 7.1 as of the end of the relevant fiscal period without giving effect to the changes to those covenants effected by the Fourth Amendment.”

SECTION 3.    MISCELLANEOUS.

3.1 Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions are satisfied (or waived): (a) the Administrative Agent shall have received (i) an executed counterpart of this Amendment duly executed and delivered by the Borrower and each of the Required Lenders and (ii) an Acknowledgement and

Consent in the form attached hereto as Exhibit A duly executed and delivered by each Guarantor and (b) the Administrative Agent and the Lenders shall have received all fees and expenses required to be paid as of the Amendment Effective Date.

3.2 Representations and Warranties. On the Amendment Effective Date and after giving effect to the amendments contained herein, the Borrower hereby confirms, reaffirms and restates the representations and warranties made by it in Section 4 of the Credit Agreement, except to the extent any of such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be deemed true and correct on and as of such earlier date; provided, that each reference therein to the Credit Agreement shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

3.3 Payment of Fees and Expenses. (a) The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

(b) The Borrower agrees to pay on the Amendment Effective Date an amendment fee payable to every Lender that executes this Amendment on or prior to the Amendment Effective Date in an aggregate amount equal to 0.20% of the sum of the Revolving Credit Commitments and Term Loans of such Lender, provided that this Amendment becomes effective.

3.4 Continuing Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.

3.5 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

3.6 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ROTECH HEALTHCARE INC.

By:
Name:
Title:

UBS AG, STAMFORD BRANCH, as Administrative Agent and a Lender

By:
Name:
Title:

By:
Name:
Title:

[LENDER]

By:
Name:
Title: